Exhibit 23.4

Huddleston & Co., Inc.
Petroleum and Geological Engineers

1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010

PHONE (713) 209-1100  w  FAX (713) 752-0828

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Callon Petroleum Company, to be filed on or about September 13, 2011 (the “Registration Statement”), of all references to the name of Huddleston & Co., Inc.; to references to Huddleston & Co., Inc. in the Registration Statement, including under the heading “Experts”; and to the use of our reports effective December 31, 2010, December 31, 2009 and December 31, 2008 in Callon Petroleum Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 18, 2011.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

/s/ Peter D. Huddleston
Peter D. Huddleston, P.E.
President

Houston, Texas
September 13, 2011